STOCK LOAN AND REPURCHASE AGREEMENT

This Stock Loan and Repurchase Agreement is between Kingold Jewelry, Inc. having an address of 15 Huangpu Science and Technology Park, Jiang'an District, Wuhan, Hubei Province, 430023, China, P.R. (the “Borrower”) and Equities First Holdings, LLC, a Delaware limited liability company having a place of business at 10 West Market Street, Suite 3050, Indianapolis, IN 46204 (the “Lender”).

WITNESSETH

WHEREAS, the Borrower has requested that the Lender provide a loan, and possible subsequent loans, to be secured by certain collateral of the Borrower, which collateral will be bought, sold or otherwise utilized by the Lender during the term of the loan; and

WHEREAS, the Lender is willing to furnish such loan or loans, but only upon the terms and conditions contained herein, including, without limitation, the execution, delivery, and, where appropriate, the filing or recording of certain agreements.

NOW THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, it is hereby agreed as follows:

Article 1

DEFINITIONS

1.1              Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agreement” shall mean this Stock Loan and Repurchase Agreement including any Exhibits and Schedules hereto and as amended or supplemented from time to time.

“Change in Collateral” shall mean and have occurred if substantially all of the stock or securities of the company which issued the Pledged Collateral is acquired in a cash or stock and cash transaction and the stock or security representing the Pledged Collateral ceases to be traded on a national or international securities exchange or the OTC Bulletin Board Services, the National Quotation Bureau, Incorporated or a comparable service (any such exchange, an “Approved Exchange”).

“Closing Statement” shall mean a statement in the form attached to this Agreement as Exhibit 1, which Closing Statement shall be delivered by the Lender to the Borrower prior to with the funding of the Term Loan.

“Common Stock” shall mean the common stock of the Borrower (NASDAQ Symbol- KGJI).

“Event of Default” shall mean any of the events specified in Section 8.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Business Day” shall mean any day that is a trading day on an Approved Exchange that is the primary exchange where the Pledged Shares trade on a regular basis.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Loan Principal Amount” shall mean the amount of monies borrowed by the Borrower from the Lender under Section 2.1 hereof.

“Loan Documents” shall mean collectively, this Agreement, the Closing Statement, the Tranche Loan Agreement and any other agreements, documents, instruments, exhibits or statements delivered in connection with this Agreement. Each to be contemporaneously executed and read and construed together in a manner so as to give meaning and effect to all their provisions.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, operating or financial condition of such party, or (b) the validity or enforceability of this Agreement.

“Obligations” shall mean all obligations and liabilities of the Borrower to the Lender of every kind, nature and description, present or future, direct or indirect, arising out of this Agreement or any other Loan Documents including, without limitation, (i) the payment in full when due of the Term Loan and all interest thereon, the payment of all amounts payable by the Borrower to the Lender under the terms of this Agreement or any other Loan Document and the payment and performance in full when due of all other liabilities and obligations of the Borrower to the Lender under this Agreement and the other Loan Documents and (ii) the observance and performance by the Borrower of the obligations to be observed and performed by it hereunder or thereunder.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

“Pledged Collateral” shall mean the Pledged Shares and all instruments, securities or other property representing a dividend or other distribution on any of the Pledged Shares, or representing a distribution or return of capital upon or in respect of the Pledged Shares, or resulting from a split- up, revision, reclassification or other like change of the Pledged Shares or otherwise received in exchange therefore, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Shares, and all proceeds thereof.

“Pledged Shares” shall mean the Common Stock of the Borrower that are sold and transferred to the Lender pursuant to Section 4.1 hereof and used to determine the Loan Principal Amount pursuant to Section 2.1 hereof, in an initial tranche of 600,000 shares of the Common Stock of the Borrower.

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“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shelf Registration Statement” shall mean the Borrower’s existing registration statement on Form S-3 (File No. 333-179694) (including any amendments or supplements thereto and prospectuses contained therein).

“Short Selling” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Term Loan” shall mean the loan made by the Lender pursuant to this Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as adopted and in effect from time to time in the State of Indiana.

“Valuation Event” shall mean that the value of the Pledged Collateral has fallen to less than eighty percent (80%) of the Loan Principal Amount as measured by the average of the last sale price on three consecutive Exchange Business Days.

1.2              Use of Defined Terms. All terms defined herein shall have their defined meanings when used in this Agreement or any other documents made or delivered in conjunction with this Agreement.

1.3              Lender’s Discretion. Until such time as the conditions to the Lender’s obligations set forth in Article 8 hereof are satisfied, the Lender has the sole discretion and right to elect to not proceed with the Term Loan with the Borrower at any time up to and before the Closing Date.

1.4              Currency. The parties agree that the Term Loan shall be priced, closed and funded in United States of American Dollars (“USD”). If the Pledged Collateral is a security or instrument which is priced and traded in a market and currency other than USD, the parties agree to convert to USD for all purposes and calculate the currency exchange rate to USD from the currency of the market in which the security or instrument is traded as set forth herein.

Article 2

AMOUNT AND TERMS OF LOAN

2.1              Loan Principal Amount.

(a)                                 Subject at all times to all of the terms and conditions of this Agreement, the Lender agrees to lend to the Borrower funds equal to the number of shares of Common Stock issued and pledged as collateral for such Term Loan multiplied by seventy-five percent (75%) of the lower of the last sale price on the Exchange Business Day before the initial tranche of 600,000 Pledged Shares are received and posted to the Lender's account or the average of the last sale price-per share of the Pledged Shares, as reported on the Approved Exchange that is the primary exchange where the Common Stock of the Borrower trades on a regular basis, for three consecutive Exchange Business Days before the Pledged Shares are received and posted to the Lender's Account. The Loan Principal Amount shall be funded no later than the Closing Date and shall be memorialized in a Closing Statement in the form of Exhibit 1 hereto, which is hereby incorporated by reference.

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(b)                                 Subject to the provisions of Section 2.1 (b)(ii) below (such provisions, the “Tranche Loan Restrictions”), the Lender has agreed to enter into additional loan transactions collateralized by additional tranches of the same class of securities of the Borrower as the Pledged Shares (each such additional loan transaction, a “Tranche Loan”). Subject to the Tranche Loan Restrictions, the Lender agrees to fund additional Tranche Loans collateralized by a maximum of up to 10,600,000 shares of Common Stock of the Borrower in the aggregate, including the initial tranche issuance of the Pledged Shares on the Closing Date (subject at all times to the restrictions set forth in Section 4.5 hereof). In the event the Borrower elects to enter into a Tranche Loan, Borrower shall provide the Lender with written notice of the Borrower’s election, setting forth the number of shares of Common Stock of the Borrower that will be subject to the Tranche Loan. The parties thereafter must execute a completed Tranche Loan Agreement in the form attached hereto as Exhibit 2. Any subsequent Tranche Loan collateralized by additional shares of the same security of the Borrower as the Pledged Shares will be subject to the same terms and conditions as set forth in this Agreement, except that the number of shares constituting the “Pledged Shares” shall be as set forth in a Tranche Loan Agreement.

(ii)               The Lender’s obligation to fund an additional Tranche Loan shall be contingent upon the satisfaction of the following Tranche Loan Restrictions:

(A)             No Event of Default shall exist and be continuing;

(B)              The entry into an additional Tranche Loan, and the issuance of the Common Stock of the Borrower pursuant thereto, shall not violate Section 4.5 hereof;

(C)             The average daily trading volume of the Borrower’s Common Stock on an Approved Exchange for the ten (10) consecutive Exchange Business Days prior to the entry of a Tranche Loan shall under no circumstances be less than fifty thousand (50,000) shares of the Common Stock of the Borrower;

(D)             The number of shares of Common Stock of the Borrower pledged as collateral for an additional Tranche Loan shall equal the number of shares of Common Stock of the Borrower under the following schedule and the amount of the additional Tranche Loan shall be based on such number of shares of Common Stock of the Borrower as calculated pursuant to this Agreement:

10 Day Average of Daily Number of Shares Traded		Number of Shares for Tranche Loan
1) 50,000 – 124,999	Shares Traded	250,000
2) 125,000 – 199,999	Shares Traded	400,000
3) 200,000 – 274,999	Shares Traded	700,000
4) >/=275,000	Shares Traded	1,000,000

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(E)              (E) The number of shares subject to each Tranche Loan shall not be more than four and ninety-nine hundredths percent (4.99%) of the then issued and outstanding shares of Common Stock of the Borrower; and

(F)              The entry into an additional Tranche Loan, and the issuance of the Common Stock of the Borrower pursuant thereto, shall not cause the Lender to beneficially own more than nine and one-half percent (9.5%) of the then issued and outstanding shares of Common Stock of the Borrower.

2.2              Interest Rate.

(a)                                 The Borrower shall pay to the Lender interest on the Loan Principal Amount for the term of the Term Loan at a fixed interest rate of four percent (4%), per annum; provided, however, that the rate of interest shall never exceed that permitted by applicable law.

(b)                                 The Term Loan shall bear interest on the Loan Principal Amount for each day from and including the Closing Date until and including the Maturity Date. Interest on the Loan Principal Amount shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be due and payable quarterly in arrears commencing ninety (90) days from the Closing Date.

(c)                                  The payment of interest will be overdue if not received by the Lender within ten (10) calendar days of the due date. Any overdue interest payment shall bear a default interest rate of seven percent (7%) per annum on any overdue amounts until so paid. If an overdue interest payment is not received by the Lender within thirty (30) days of the original due date the Lender shall send a notice to the Borrower advising the Borrower that the Term Loan will terminate under the default provisions of this Agreement if the payments due are not received by the Lender within five (5) days from the date such final notice was received.

2.3              Loan Origination Fee. Contemporaneous with the funding of the Term Loan by the Lender on the Closing Date, the Borrower shall pay a loan origination fee of four and one-half percent (4.5%) of the Loan Principal Amount. The Lender is authorized to deduct the loan origination fee from the Loan Principal Amount.

2.4              Closing. No later than three Exchange Business Days from the satisfaction of the conditions to Lender’s obligations set forth in Article 8 herein, the funding of the Term Loan shall occur (such date, the “Closing Date”). The Lender shall provide the Closing Statement to the Borrower prior to the Closing Date, which shall establish the Closing Date and the Loan Principal Amount. On the Closing Date, the Loan Principal Amount (less any origination fee and less professional fees of the Borrower), as set forth in the Closing Statement, shall be funded by wire transfer to the account of record for the Borrower as follows:

Bank/Institution Name: Signature Bank
ABA Routing Number: 026013576
Account Number:
Account Name: Kingold Jewelry, Inc.

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2.5              Term of Loan and Maturity Date of Loan. The Term Loan shall mature and the Loan Principal Amount, together with all accrued and unpaid interest thereon, shall be due and payable three (3) years subsequent to the occurrence of the Closing Date (the “Maturity Date”). The term of the Term Loan shall begin on the Closing Date and end on the Maturity Date. At the request of the Borrower, the Maturity Date may be extended by the Lender, and on such terms and conditions as the Lender and the Borrower shall agree upon in writing.

2.6              Application of Payments. Any funds received as payment from or on behalf of the Borrower (whether pursuant to any of the terms and provisions of the Loan Documents or otherwise) shall be applied by the Lender to the following items in the following manner:

(a)                                 first, to the payment of any accrued and unpaid interest, and any fees due under this Agreement (after taking into account any dividend or other distributions received with respect to the Pledged Collateral); and

(b)                                 second, to the payment of the outstanding Loan Principal Amount subject to the conditions set forth below.

Notwithstanding anything to the contrary herein, the Borrower agrees that, to the extent the Lender sells the Pledged Shares during the term of the Term Loan, the Lender shall have no obligation to apply the proceeds of that sale to the Loan Principal Amount, and the Uniform Commercial Code § 9–207 shall have no application to this transaction or effect on this Agreement, and funds received in respect to the sale shall not reduce the Loan Principal Amount or any other obligations of the Borrower.

2.7              Repayment of Loan Principal Amount and Interest on Maturity Date.

(a)                                 The Borrower has the obligation to repay the Loan Principal Amount, plus any other obligations due to the Lender under this Agreement, including but not limited to interest accrued and unpaid on the Loan Principal Amount pursuant to Section 2.2 hereof, on the Maturity Date. If the Lender has not received the full Loan Principal Amount and the payment of all other obligations due to the Lender under this Agreement in immediately available funds before the close of business within ten (10) calendar days after the Maturity Date, Borrower shall pay to the Lender a late payment fee, in additional to the repayment of the Loan Principal Amount plus any other obligations then due, equal to the five percent (5%) of the amount of the Loan Principal Amount that is then due (the “Late Payment Fee”). Such Late Payment Fee shall be assessed only once in association with the Borrower's failure to repay the Loan Principal Amount on time and only if the Borrower actually repays the full amount within the thirty (30) days of the Maturity Date. Failure by the Borrower to repay the Loan Principal Amount when due on or before the 10th calendar day following the Maturity Date shall constitute an Event of Default.

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(b)                                 Upon repayment in full of all obligations by the Borrower, pursuant to Section 2.9 hereof, the Lender shall return to the Borrower shares of the Common Stock of the Borrower equal to the number of Pledged Shares.

2.8              Early Termination.

(a)                                 So long as there shall exist and be continuing no Event of Default, the Borrower shall have the right to terminate this Agreement upon five (5) Exchange Business Days' notice to the Lender by notifying Lender of the date on which such early termination shall occur, which date shall not be earlier than the fifth (5th) Exchange Business Day following delivery of such notice to the Lender (hereinafter referred to as, the “Early Termination Notice”, and the date so designated by the Borrower shall be hereinafter referred to as the “Early Termination Date”).

(b)                                 The Early Termination Notice shall be irrevocable upon receipt by the Lender and the parties agree it shall serve to terminate this Agreement. The Borrower shall then be obligated to repay the Loan Principal Amount no later than the designated Early Termination Date, as if such Early Termination Date were the Maturity Date. If the Borrower fails to timely repay the Loan Principal Amount plus any other obligations, the Lender shall have no obligation to return the shares. If the Borrower repays the Loan Principal Amount in a timely manner pursuant to the Early Termination Notice the Lender shall return the shares to the Borrower as soon as practicable within ten (10) Exchange Business Days after the Lender’s receipt of the Early Termination Notice and timely repayment by the Borrower. The parties agree there shall be no fee, charge, cost or diminution in the opportunity for gain or loss associated with the early termination of this Agreement pursuant to this Section 2.8.

2.9              Loan Maturity and Redelivery of the Pledged Collateral. This Agreement shall terminate when all of the Borrower's obligations have been paid in full. Within five (5) Exchange Business Days of the Borrower's satisfaction of the obligations, the Lender shall reassign all right, title, ownership and interest in identical securities (i.e, securities of the same class and issue as the Pledged Shares) in the amount of the Pledged Collateral to the Borrower and redeliver the Pledged Collateral, without recourse or warranty, at the sole expense of the Lender; provided, however, that this Agreement shall be reinstated if any payment in respect of the Borrower’s obligations is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by the Lender for any reason, including without limitation by reason of the insolvency or bankruptcy of the Borrower or any other Person. For the purpose of this Agreement, a return of “identical securities” means a return of the Pledged Collateral as modified as a result of any split-up, revision, reclassification or other like change of the Pledged Shares or other freely tradable Common Stock of the Borrower. Any cash or shares of the Borrower tendered to buy down the Term Loan as a result of a Valuation Event shall be subject to redelivery and shall become part of the Pledged Collateral and shall be included in the definition of Pledged Shares.

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Article 3

NATURE OF LOAN AND PLEDGE

3.1              Return of Identical Securities. The Lender agrees to return to the Borrower shares identical to the Pledged Collateral, of the same class and issue as the Pledged Shares. In the event of a reorganization, recapitalization or merger of the issuer of the securities during the term of the Term Loan, Lender will return shares of the same class and issue as the Pledged Collateral subject to the provisions of Article 9 hereof.

3.2              Opportunity for Gain or Loss. As a result of this Agreement there is no diminution in the opportunity for gain or loss with respect to the Pledged Collateral.

3.3              Dividends, Interest, and Any Other Distributions.

(a)                                 The Borrower, as the issuer of the Pledged Shares, shall receive from the Lender a payment or credit against interest due on the Loan Principal Amount and any other obligations under this Agreement of an amount equivalent to all interest, dividends and other distributions which the Lender, as the beneficial owner of the Pledged Shares, is entitled to receive during the term of the Term Loan, which shall end with the transfer of identical securities back to the Borrower when the outstanding Loan Principal Amount and all interest and other amounts due under the Loan Documents are paid and all obligations of the Borrower under this Agreement are extinguished (such payment or credit, the “Dividend Amount”).

(b)                                 The Dividend Amount shall be first credited against any interest due and unpaid for the quarter which is unpaid and accruing at the time the Dividend Amount is actually paid out to the shareholders of the Borrower. To the extent the Dividend Amount is less than the quarterly interest payment owed by the Borrower, the Borrower shall remain obligated to pay the net amount of interest due to the Lender. The Lender agrees that such Dividend Amount shall be credited against any interest due and unpaid under the obligations of this Agreement on the due date of such interest payment. To the extent the Dividend Amount exceeds the quarterly interest payment owed by the Borrower after first crediting the Dividend Amount against any interest due and unpaid by the quarter as described in this Section 3.2, the Lender shall so notify the Borrower in writing and any excess remaining shall be applied to future payments of interest and/or other obligations under this Agreement.

3.4              Voting. The Borrower hereby waives the right to vote, or to provide any consent or to take any similar action with regard to the Pledged Shares in the event that the record date or deadline for such vote, consent or other action falls during the term of the Loan. The Lender, also waives the right to vote, or to provide any consent or to take any similar action with respect to the Pledged Shares and will not vote any Pledged Shares it holds during the term of the Loan.

Article 4

ISSUANCE AND PLEDGE

4.1              Issuance and Pledge by Borrower as Pledgor. The Borrower hereby issues, pledges, assigns and hereby transfers to the Lender all right, title, ownership and interest in and to Pledged Collateral.

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4.2              Covenant Regarding Collateral Value. During the term of the Term Loan the minimum value of the Pledged Collateral must always be at least eighty percent (80%) of the Loan Principal Amount so as to provide the Lender adequate security for the Term Loan. This is an affirmative covenant which requires the Borrower to maintain the agreed level of security as measured by the value of the Pledged Collateral. If the value of the Pledged Collateral falls to less than 80% of the Loan Principal Amount, as measured by the average of the last sale price on three consecutive Exchange Business Days, a Valuation Event shall have occurred. If a Valuation Event occurs, the Lender shall provide written notice of such event to the Borrower, and upon receipt of such written notice Borrower shall have five (5) Exchange Business Days commencing on the date the written notice is received to cure, in cash or stock equivalent (at the election of the Borrower), the deficiency in such value. Within such cure period, the Borrower must either (i) cure this default by the delivery to the Lender of additional cash or shares of Common Stock of the Borrower in the amount necessary to pay up such deficiency; or (ii) issue an Early Termination Notice to the Lender. All such additional buy down cash or shares shall become part of the Pledged Collateral and shall be subject to redelivery at on the Maturity Date pursuant to Section 2.9 hereof.

4.3              Lender's Appointment of Agent and Lender's Rights. The Lender shall have the right to appoint one or more agents for the purpose of receiving possession of the Pledged Collateral, which may be held in the name of the Lender or any nominee of the Lender or any agent appointed by the Lender; provided that such agent shall be acceptable to the Borrower in its reasonable discretion.

4.4              Actions By Lender Related to Pledged Collateral. The Borrower acknowledges and agrees that as long as the obligations under this Agreement remain due and outstanding, the Lender may take any and all actions with respect to the Pledged Collateral as the Lender, in its sole and absolute discretion, may deem to be advisable, including, without limitation, selling and buying some or all of the Pledged Collateral during the term of the Term Loan, utilizing the Pledged Collateral as a part of hedging transactions, transferring the Pledged Collateral within or among one or more depositary accounts, and creating and trading derivative instruments that are backed, in whole or in part, by the Pledged Collateral. The Lender is under no obligation to sequester, hold, retain or escrow the Pledged Collateral in any manner, nor keep it apart from any other assets of the Lender, and the Lender may combine the Pledged Collateral, in whole or in part, with any other assets of the Lender. Any such sale or other disposition of any Pledged Collateral shall be deemed to be commercially reasonable, fully authorized and approved by the Borrower pursuant to the Loan Documents. It is further agreed the Lender is not required to apply the proceeds of the sale of any Pledged Collateral that may occur during the term of the Term Loan to reduce the Loan Principal Amount or any other obligations of the Borrower hereunder and any such sale shall not discharge the obligations of the Borrower hereunder in any way.

4.5              Limitation on the Issuance of the Stock of the Borrower. Because of applicable NASDAQ rules, under no circumstances, and not withstanding anything to the contrary in this Agreement, the total number of shares of the Common Stock of the Borrower issuable under this Agreement or the other Loan Document, whether such issuance is made, contemplated or required under Section 2.1(b), Section 3.2, Section 4.2, Section 8.1, or any other Section of this Agreement, or as a result of a Valuation Event, shall not exceed 10,600,000 (such aggregate amount and the restrictions contained in this Section 4.4, the “Aggregate Stock Restriction”), and the failure of the Borrower to issue shares of its Common Stock due to the Aggregate Stock Restriction shall not constitute an Event of Default or breach of this Agreement. In addition, notwithstanding anything to the contrary in this Agreement, the Borrower shall not be required to issue any shares of Common Stock that would cause the aggregate number of shares of Common Stock to be issued under this Agreement or the other Loan Documents to exceed the Aggregate Stock Restriction and no other compensation or consideration will be required to be paid to the Lender as a result of the Aggregate Stock Restriction.

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4.6              Rights Under Uniform Commercial Code. In addition to the rights and remedies granted to the Lender in the Loan Documents, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code. The Lender shall have the right in its sole discretion to determine which rights, security, liens, guaranties or remedies it shall retain, pursue, release, subordinate, modify or enforce, without in any way modifying, affecting or diminishing any of the other of them or any of the Lender's rights hereunder.

Article 5

REPRESENTATIONS

5.1              Statements as to Knowledge. Any statements, representations or warranties which are based upon the knowledge of the Borrower shall be deemed to have been made after due inquiry with respect to the matter in question but without Borrower being required to seek an opinion of counsel with respect thereto.

5.2              Mutual Representations. Each party represents and warrants to the other that:

(a)                                 It is duly authorized to execute and deliver this Agreement, to enter into the transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary corporate or limited liability company, as applicable, action to authorize such execution, delivery and performance;

(b)                                 The Person signing this Agreement is, and any Person representing a business entity in entering into a transaction pursuant to this Agreement will be, duly authorized to do so on its behalf;

(c)                                  It has obtained all authorizations of any governmental or regulatory body required in connection with this Agreement and the transactions contemplated hereunder and such authorizations are in full force and effect;

(d)                                 The execution, delivery and performance of this Agreement and the transactions contemplated hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected, except where such violation could not, individually or in the aggregate, be expected to have a Material Adverse Effect;

(e)                                  There exists no judgment, order, injunction or other restraint issued or filed which prohibits the making of the transaction or the consummation of the other transactions contemplated hereby, and no action, suit, litigation or similar proceeding at law or in equity by or before any court, governmental authority, or agency exists or is threatened with respect to the transactions contemplated hereby, except which could not, individually or in the aggregate, be expected to have a Material Adverse Effect;

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(f)                                  The obligations of such party under this Agreement constitute such party's legal, valid and binding obligations, enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(g)                                 At the time of transfer to the other party of any Pledged Shares, it will have the full and unqualified right to make such transfer and that upon such transfer of Pledged Shares the other party will receive all right, title and interest in and to those Pledged Shares free of any lien, claim charge or encumbrance.

Article 6

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender represents and warrants to the Borrower that, as of the date of this Agreement, the Closing Date and the date of the closing of any subsequent Tranche Loan:

6.1              Short Selling. The Lender is not engaged, directly or indirectly, in Short Selling any security by borrowing the shares from any entity or person and later buying shares in the same security, then returning the borrowed shares in an effort to make a profit. The Lender has not, nor has any Person acting on behalf of or pursuant to any understanding with the Lender, directly or indirectly, engaged in Short Selling any security of the Borrower.

6.2              Front Running. The Lender is not engaged, directly or indirectly, in buying or selling ahead of (“Front Running”) the arrival of the Pledged Collateral. The Lender has not, nor has any Person acting on behalf of or pursuant to any understanding with the Lender, directly or indirectly, engaged in Front Running any security of the Borrower.

6.3              Margin Stock. The Lender is not engaged, directly or indirectly, in the business of obtaining credit for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the FRB, 12 CFR Part 221).

6.4              Own Account. The Lender is acquiring the Pledged Shares as principal for its own account and not with a view to or for distributing or reselling such Pledged Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Pledged Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Pledged Shares in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Lender’s right to sell the Pledged Shares in compliance with applicable federal and state securities laws). The Lender is acquiring the Pledged Shares hereunder in the ordinary course of its business.

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6.5              Status of the Lender. At the time the Lender was offered the Pledged Shares, it was, and as of the date hereof it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Lender is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

6.6              Experience of Such Purchaser. The Lender, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Pledged Shares, and the Lender has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Pledged Shares and, at the present time, is able to afford a complete loss of such investment.

6.7              Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Lender has not, nor has any Person acting on behalf of or pursuant to any understanding with the Lender, directly or indirectly executed any purchases or sales, including Short Sales or Front Running, of the securities of the Borrower during the period commencing as of the time that the Lender first received or delivered a term sheet (written or oral) from or to the Borrower or any other Person representing the Borrower setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement, the Lender has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

6.8              Non-Recourse Loan. Lender acknowledges and agrees that the Term Loan is “non-recourse” pursuant to the terms, provisions, limitations and exceptions set forth in Section 9.2(c) hereof.

Article 7

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower represents and warrants to the Lender that, as of the date of this Agreement, the Closing Date and the date of the closing of any subsequent Tranche Loan:

7.1              SEC Documents; Financial Statements. The Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act for the one year period preceding the date hereof (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (except as they have been amended or supplemented), the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC (except as they may have been amended or supplemented), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been amended or supplemented), the financial statements of the Borrower included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Borrower as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except for routine correspondence, such as comment letters and notices of effectiveness in connection with previously filed registration statements or periodic reports publicly available on EDGAR, to the Borrower’s knowledge, neither the Borrower nor any of its Subsidiaries are presently the subject of any inquiry, investigation or action by the SEC.

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7.2              Acknowledgment Regarding Lender’s Status. The Borrower acknowledges and agrees that the Lender is acting solely in the capacity of arm’s length counterparty with respect to the Agreement and the transactions contemplated hereby. The Borrower further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to the Agreement and the transactions contemplated hereby The Borrower further represents to the Lender that the Borrower’s decision to enter into the Agreement has been based solely on the independent evaluation by the Borrower and its representatives and advisors.

7.3              Registration Statement. The Shelf Registration Statement has been declared effective by the SEC, and no stop order has been issued or is pending or, to the knowledge of the Borrower, threatened by the SEC with respect thereto. As of the date hereof, the Borrower has an amount of securities registered and unsold under the Shelf Registration Statement, which is not less than 10,600,000 shares of Common Stock. The Borrower has filed a prospectus supplement to the Shelf Registration Statement pursuant to Rule 424(b) under the Securities Act for the offer and sale of the Pledged Shares.

Article 8

CONDITIONS TO THE LENDER’S OBLIGATIONS

The obligation of the Lender to make the Term Loan is subject to the satisfaction of the following conditions precedent (to the satisfaction of the Lender):

8.1              Pre-Closing Deliveries. The Borrower shall have delivered to the Lender:

(a)                                 this Agreement, or applicable Tranche Loan Agreement, duly executed by the Borrower;

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(b)                                 the Pledged Shares in electronic form representing the Pledged Collateral. Instructions for electronic transfer of the Pledged Collateral to Lender are as follows:

Bank/Institution Name: State Street Bank
DTC No.: 0987
FFC: BJ60
For Acct:

(c)                                  duly adopted resolutions of the Board of Directors of the Borrower in the form attached hereto as Exhibit 3, which shall be in full force and effect without any amendment or supplement thereto as of the date of this Agreement.

8.2              Legal Matters. All matters and all documentation and other instruments in connection with the Term Loan shall be satisfactory in form and substance to each party and its counsel.

Article 9

EVENTS OF DEFAULT AND REMEDIES

9.1              Events of Default. An “Event of Default” shall exist if any one or more of the following shall occur and be continuing:

(a)                                 Failure by the Borrower to pay the interest due hereunder within thirty (30) days of the date when due or the Loan Principal Amount or any other obligations hereunder within ten (10) calendar days of the date when due, whether on the interest due date, the Maturity Date or any earlier date resulting from acceleration or early termination; or

(b)                                 If any representation or warranty made by the Borrower in this Agreement or in any statement furnished at or in contemplation of the Closing Date or pursuant to this Agreement or any other Loan Document shall prove to have been knowingly untrue or misleading in any material respect at the time made; or

(c)                                  Default by the Borrower in the performance of or observance, in any material respect, of any covenant or agreement contained in this Agreement or which is not cured within thirty (30) calendar days; or

(d)                                 If the Pledged Shares provided as Pledged Collateral are removed from an Approved Exchange, or trading is halted for more than three (3) consecutive Exchange Business Days by a regulatory agency, or

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(e)                                  If the Borrower shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or the Borrower admits in writing its inability to pay its debts as they mature, or the Borrower shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or other relief with respect to it or its debts; or

(f)                                  This Agreement shall cease to create at any time and for any reason a valid and perfected first priority security interest in and to the Pledged Collateral or the validity or priority of such security interest shall be contested by Borrower or by any other person; or this Agreement shall at any time after its execution and delivery for any reason cease to be in full force and effect or shall be declared null or void, or the validity or enforceability thereof shall be contested by the Borrower or by any other person; or

(g)                                 Upon the occurrence of a Valuation Event, pursuant to the terms of Section 4.2 hereof, the Borrower fails to cure a Valuation Event or issue an Early Termination Notice.

9.2              Lender’s Rights Upon Default.

(a)                                 Acceleration. Upon the occurrence and during the continuance of an Event of Default, the Term Loan, together with any accrued and unpaid interest thereon, shall be immediately due and payable without notice or demand, presentment, or protest, all of which are hereby expressly waived.

(b)                                 Lender's Rights and Remedies. At any time after the occurrence and during the continuance of an Event of Default which remains uncured, Lender may exercise the rights and remedies afforded to it under the Agreement with respect to the Pledged Collateral and may take, sell or otherwise dispose of any remaining Pledged Collateral then held as the Lender’s own property. Borrower agrees that Lender may or may not proceed, as it determines in its sole discretion, with any or all rights, benefits, and remedies which it may have against Borrower as provided in the Agreement subject to the limitation of remedies set forth below.

(c)                                  Non-Recourse Loan and Pledge. Notwithstanding anything to the contrary in this Agreement, but subject to the qualification below, the Lender agrees to limit its remedies as follows, for itself, its representatives, successors and assigns, in the event that the Borrower fails to meet its obligation to repay the Loan Principal Amount plus any other obligations hereunder: (i) the Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, or any representative, successor, assign or affiliate of the Borrower, and the Borrower shall have no personal liability for the obligations contained in the Loan Documents; and (ii) the Lender, and any such representative, successor or assignee, shall look only to the Pledged Collateral for payment of the obligations contained in the Loan Documents and will not make any claim or institute any action or proceeding against the Borrower, or any representatives, successors, assigns or affiliate of the Borrower, for any deficiency remaining after collection upon the Pledged Collateral, except as provided below. Notwithstanding the foregoing, the Borrower is and will remain liable for any deficiency remaining after collection of the Pledged Collateral to the extent of any loss suffered by Lender, or its representatives, successors, endorsees or assigns, is caused by the Borrower based in whole or in part upon damages arising from any fraud, misrepresentations or the breach of any representation, warranty or agreement in the Loan Documents.

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Article 10

CHANGE IN COLLATERAL

10.1          Acceleration of Maturity Due to Change in Collateral.

(a)                                 In the event that a Change of Collateral does occur, then the Maturity Date for this Term Loan is automatically accelerated so that the Obligations become payable sixty (60) days after the Change in Collateral event. Under those circumstances the Borrower and the Lender agree to and shall proceed as follows:

(i)                 In the event that a Change of Collateral does occur, the Pledged Collateral will be valued by utilizing the final takeover price per share or acquisition price per share at the time of the Change in Collateral closing date. This sum of the number of shares of Pledged Collateral multiplied by the per share acquisition price, be it cash or cash plus stock valued as of the closing date, shall represent the sole and only purchase price value of the Pledged Collateral resulting from the Change in Collateral.

(ii)               The Borrower remains obligated under Section 2.9 herein to repay the Loan Principal Amount plus any accrued or unpaid interest on the Loan Principal Amount to the date that the obligations hereunder become payable but said amounts will be subtracted by the Lender from the purchase price value of the Pledged Collateral as calculated in Section 10.1(a)(i) above.

(iii)             If the purchase price value of the Pledged Collateral, as calculated in Section 10.1(a)(i) above, is an amount which is greater than the payment obligations owed by the Borrower, as set forth in Section 10.1(a)(ii) above, then any net excess purchase price proceeds will be paid by the Lender to the Borrower within five (5) Exchange Business Days. If the purchase price value of the Pledged Collateral is an amount which is less than the payments owed by the Borrower as set forth in Section 10.1(a)(ii) above, then any net excess purchase price proceeds remain the property of the Lender and no payments are due from the Lender to the Borrower. In each event this Agreement shall be terminated.

(b)                                 In the event that a Change of Collateral occurs which results from the stock or securities of the company which issued the Pledged Collateral being acquired in a stock-for-stock transaction where substantially all of the stock or securities of the company which issued the Pledged Collateral is exchanged for stock or securities traded on an Approved Exchange of another company and the stock or security representing the Pledged Collateral ceases to be traded on an Approved Exchange then that new security, stock or share instrument is substituted for and becomes the Pledged Collateral and there is no acceleration of the Maturity Date. This Agreement shall remain intact because there has been a substitution of the Pledged Collateral. On the Maturity Date the Borrower remains obligated under the terms of this Agreement and the Lender will be obligated to redeliver the Pledged Collateral pursuant to Section 2.9 hereof, recognizing that the new security, stock or share instrument is substituted for and becomes the Pledged Collateral. The number of shares to be redelivered shall be determined by multiplying the number of shares of the original Pledged Collateral by the number of shares of the acquiring stock tendered for each share of the Pledged Collateral which would reflect the final buyout ratio of acquiring stock to the acquired stock.

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Article 11

ARBITRATION

11.1          Any claim, dispute, or controversy (“Claim”) arising from or relating to this Agreement or the relationships resulting from this Agreement, wherever and by whomever commenced, shall, upon delivery of a written notice demanding arbitration to the other party (including a written notice after the commencement of a lawsuit or a notice contained in court filings in any such lawsuit), be resolved by binding arbitration pursuant to the Federal Arbitration Act, 9 USC §§ 1 et seq., and the applicable rules of the American Arbitration Association (“AAA”) or JAMS in effect at the time of the written notice demanding arbitration. The term “Claim” as used in this Agreement is to be given the broadest possible meaning, and includes but is not limited to claims, disputes, or controversies arising from or relating to soliciting, originating, closing, or enforcing the transaction that is the subject of the Loan Documents.

11.2          The Borrower may select either AAA or JAMS to use for purposes of administering an arbitration governed by this Agreement. The addresses, telephone numbers, and web sites containing applicable rules for each of these arbitration administrators are as follows:

AAA

Corporate Headquarters

1633 Broadway, 10th Floor

New York, NY 10019

212-716-5800

www.adr.org

JAMS

71 South Wacker Drive

Suite 3090

Chicago, IL 60606

312-655-0555

www.jamsadr.com

If Borrower fails to select an arbitration administrator within forty-five (45) days from the date it or the Lender delivers notice demanding arbitration, the Lender will choose one. Any arbitrator must be a commercial lawyer with more than ten (10) years of experience in a regionally recognized law firm or a retired Federal judge or judge who served as a regular member of a state court of intermediate or final appellate jurisdiction.

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11.3          All arbitrations shall be held in the City of New York, Borough of Manhattan, New York. .

11.4          Each party shall pay one-half of any fees charged by the arbitration administrator for Claim(s) asserted by a party in the arbitration

11.5          THIS AGREEMENT IS FULLY BINDING IN THE EVENT THAT A CLASS ACTION OR SIMILAR LAWSUIT IS FILED IN WHICH BORROWER WOULD BE A CLASS REPRESENTATIVE OR MEMBER. BORROWER AND LENDER AGREE THAT THERE SHALL BE NO CLASS OR CONSOLIDATED ARBITRATION OF ANY CLAIM. FURTHERMORE, CLAIMS BROUGHT BY OR ON BEHALF OF OTHER BORROWERS MAY NOT BE CONSOLIDATED WITH OR ARBITRATED IN ANY ARBITRATION PROCEEDING THAT IS CONSIDERING BORROWER'S CLAIMS UNLESS SAID OTHER BORROWERS ARE PARTIES TO THIS AGREEMENT. SIMILARLY, BORROWER MAY NOT JOIN WITH OTHER BORROWERS TO BRING CLAIMS IN THE SAME ARBITRATION PROCEEDING UNLESS ALL OF SUCH OTHER BORROWERS ARE PARTY TO THE SAME LOAN TRANSACTION.

Article 12

NOTICES AND OTHER COMMUNICATIONS

12.1          Any notice or other communication to be given under this Agreement shall:

(a)                                 be in the English language, and except where expressly otherwise provided in this Agreement, shall be in writing;

(b)                                 may be given in any manner described in Section 12.2 below;

(c)                                  shall be sent to the party to whom it is to be given at the address or number, or in accordance with the electronic messaging details, set out herein.

12.2          Any such notice or other communications shall be deemed effective:

(a)                                 if in writing and delivered in person or by courier, at the time when it is delivered;

(b)                                 if sent by telex, at the time when the recipient's answerback is received;

(c)                                  if sent by facsimile transmission, at the time when the transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

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(d)                                 if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), at the time when that mail is delivered or its delivery it attempted;

(e)                                  if sent by electronic messaging system, at the time that electronic message is received except that any notice or communication which is received, or delivery of which is attempted, after close of business on the date of receipt or attempted delivery or on a day which is not a day on which commercial banks are open for business in the place where that notice or other communication is to be given shall be treated as given at the opening of business on the next following day which is such a day.

12.3          If –

(a)                                 there occurs in relation to either party an event which gives rise to the service of a Default Notice; and

(b)                                 the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in Section 12.2 hereof has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party), then the non-Defaulting Party may sign a written notice (a "Special Default Notice") which:

(i)                 specifies the relevant event referred to by Section which has occurred in relation to the Defaulting Party;

(ii)               states that the non-Defaulting Party, having made all practicable efforts to do so, including having attempted to use at least two of the methods specified in Section 12.2 hereof, has been unable to serve a Default Notice by one of the methods specified in those sub-paragraphs (or such of those methods as are normally used by the non-Defaulting Party when communicating with the Defaulting Party);

(iii)             specifies the date on which, and the time at which, the Special Default Notice is signed by the non-Defaulting Party; and

(iv)             states that the event specified in accordance with Section 12.3(b)(i) above shall be treated as an Event of Default with effect from the date and time as specified.

On the signature of a Special Default Notice the relevant event shall be treated as effective from the date and time so specified as an Event of Default in relation to the Defaulting Party, and the Special Default Notice shall be treated and accepted as an effective Default Notice. Any Special Default Notice should also be sent in a manner contemplated under Section 12.2 hereof.

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12.4          All notices, demands or other communications hereunder shall be given or made in writing at the following addresses, or at such other addresses as may be designated by notice from such party to all other parties:

TO BORROWER:

Kingold Jewelry, Inc.

15 Huangpu Science and Technology Park

Jiang'an District

Wuhan, Hubei Province 430023

China, P.R.

TO EQUITIES FIRST HOLDINGS LLC:

Equities First Holdings LLC

10 West Market Street

Suite 3050

Indianapolis, IN 46204

12.5          Construction, Jurisdiction, and Venue. This Agreement and the other Loan Documents delivered hereunder shall be governed by and construed in accordance with the laws of the State of New York, excluding them from any principles of conflicts of laws. Except to the extent either party exercises its right to demand arbitration pursuant to Section 10 hereof, any legal action, claim or lawsuit commenced by one party against the other arising out of or in connection with this Agreement, and all instruments or agreements delivered hereunder shall be brought exclusively in the courts of the State of New York, including Federal Courts located therein, and such courts shall be the exclusive jurisdiction and venue for any such legal action, claim or lawsuit.

12.6          Consent to Jurisdiction, Venue and Jury Trial Waiver. Borrower hereby consents to the jurisdiction of all the courts of the State of New York, including Federal Courts, for the purpose of any suit, action or other proceeding arising out of any of Borrower’s obligations under or with respect to this Agreement, and expressly waives any and all objections Borrower may have as to venue in any of such courts. In addition, Borrower consents to the service of process by United States certified or registered mail, return receipt request, addressed to Borrower at the address provided herein. Borrower also, to the extent permitted by law, waives trial by jury in any action brought on or with respect to this Agreement and agrees that in the event this Agreement shall be successfully enforced by suit or otherwise, Borrower will reimburse the holder or holders of the Obligations, upon demand, for all reasonable expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses.

Article 13

MISCELLANEOUS

13.1          Entire Agreement. This Agreement shall supersede any existing communications, term sheets, or agreements between the parties containing general terms and conditions for transactions. Each provision and agreement herein shall be treated as separate from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

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13.2          Single Transaction. Each party acknowledges that, and has entered into this Agreement and will enter into each transaction hereunder in consideration of and in reliance upon the fact that the loan and pledge transactions hereunder constitute a single business and contractual relationship and are made in consideration of each other. Accordingly, each party agrees: (i) to perform all if its obligations in respect to the entire transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect to the entire transactions hereunder, and (ii) that payments, deliveries and other transfers made by either of them in respect of any transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect to the entire transaction hereunder.

13.3          Severability. If one or more provisions of this Agreement or the applicability of any such provisions to any set of circumstances shall be determined to be invalid or ineffective for any reason, such determination shall not affect the validity and enforceability of the remaining provisions or the applicability of the same provisions or any of the remaining provisions to other circumstances.

13.4          Not a Purpose Loan. No part of the proceeds will be used to purchase any Margin Stock which is subsequently used for a margin loan or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the FRB.

13.5          Intent. The Borrower acknowledges that the Lender intends to take the position that the transactions contemplated by this Agreement are of a type described in §1058 of the Internal Revenue Code of 1986, as amended (the “Code”). The Lender acknowledges that, unless otherwise required by a final determination (within the meaning of §1313(a) of the Code), the Borrower shall not be bound to report the transactions contemplated by this Agreement consistent with such treatment, and shall be entitled to take any position it determines appropriate under applicable law with respect to such transaction (including a position inconsistent with the Lender’s intended treatment) in any tax return, in any proceeding before any taxing authority or otherwise.

13.6          Other Matters. Except to the extent required by applicable law or regulation or as otherwise agreed, the Borrower and the Lender agree that Term Loan hereunder shall in no event be "exchange contracts" or "futures" or "options" for purposes of the rules of any securities exchange and that any Term Loan hereunder shall not be governed by the buy-in or any rules of any such exchange, registered national securities association or other self-regulatory organization.

13.7          Lender’s Quarterly Confirmation. Within five (5) Exchange Business Days following the end of each calendar quarter, commencing with the calendar quarter ended December 31, 2012, the Lender shall provide the Borrower with a confirmation, in the form attached as Exhibit 4 hereto.

Article 14

NON-ASSIGNABILITY AND TERMINATION

14.1          Neither party may assign, charge or otherwise deal with (including without limitation any dealing with any interest in or the creation of any interest in) its rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall insure to the benefit of the parties and their respective successors and assigns.

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14.2          All remedies hereunder shall survive termination in respect of the relevant transaction and termination of this Agreement.

Article 15

INDEMNITY AND LIMITATION OF LIABILITY

15.1          Either party shall indemnify and hold the other party harmless against any and all claims, demands, proceedings, suits, actions, damages, liabilities, losses, expenses and costs (which shall include, but not limited to all costs of defence, investigation and accounting and legal fees) to which the other party may become subject as a result of the defaulting party’s fraud, negligence, wilful misconduct or breach of any obligation under this Agreement.

15.2          Securities Law Indemnification.

(a)                                 Notwithstanding anything to the contrary contained herein, to the fullest extent permitted by law, the Borrower will, and hereby does, indemnify, hold harmless and defend the Lender, each Person, if any, who controls the Lender, the members, the directors, officers, partners, employees, agents, representatives of the Lender and each Person, if any, who controls the Lender within the meaning of the Securities Act or the Exchange Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement (with the consent of the Borrower, such consent not to be unreasonably withheld) or reasonable expenses, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Shelf Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Pledged Shares are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if Borrower files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Borrower of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Pledged Shares pursuant to the Shelf Registration Statement, or (iv) any material violation by the Borrower of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Borrower shall reimburse each Indemnified Person promptly for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim.

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Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 15.2(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Borrower by such Indemnified Person expressly for use in connection with the preparation of the Shelf Registration Statement, the prospectus or any such amendment thereof or supplement thereto, (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Pledged Shares that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Borrower, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Lender to deliver or to cause to be delivered the prospectus made available by the Borrower, if such prospectus was timely made available by the Borrower; and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Borrower, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Pledged Shares by the Lender pursuant to Article 4 and Article 5 hereunder. For the avoidance of doubt, any filing available to the Lender via the SEC’s EDGAR system shall be deemed to have been made available by the Borrower.

(b)                                 In connection with the Shelf Registration Statement or prospectus, the Lender agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 15.2(a), the Borrower, each of its directors, each of its officers who signed the Shelf Registration Statement and each Person, if any, who controls the Borrower within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Lender that has been provided in writing by the Lender and furnished to the Borrower by the Lender expressly for inclusion in the Shelf Registration Statement or prospectus or from the failure of the Lender to deliver or to cause to be delivered the prospectus made available by the Borrower, if such prospectus was timely made available by the Borrower; and, subject to Section 15.2(d), the Lender will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 15.2(b) and the agreement with respect to contribution contained in Section 15.2(f) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Lender, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Pledged Shares by the Lender pursuant to Article 4 and Article 5 hereunder.

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(c)                                  Promptly after receipt by an Indemnified Person or Indemnified Party under this Article 15 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Article 15, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding.

(d)                                 The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Article 15, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(e)                                  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

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(f)                                  To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Article 14 to the fullest extent permitted by law; provided, however, that: (i) no Indemnified Person or Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an indemnifying party who was not guilty of fraudulent misrepresentation; and (ii) contribution by any indemnifying party shall be limited in amount to the net amount of proceeds received by such indemnifying party from the pledge or sale of such Pledged Shares.

15.3          Each provision of this Article 15 operates independently and survives the termination of this Agreement.

Article 16

NO WAIVERS

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and the failure or delay in the exercise of any remedy hereunder by any party shall not constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here from shall be effective unless and until such modification, waiver or consent shall be in writing and duly executed by both of the parties hereto. The failure or delay to give any notice herein will not constitute a waiver of any right to do so at a later date.

Article 17

FURTHER ASSURANCES

Borrower hereby agrees to execute and deliver such further instruments and documents as may be reasonably requested by Lender in order to carry out fully the intent and accomplish the purposes of this Agreement and the transactions referred to herein. Borrower agrees to take any action which Lender may reasonably request in order to obtain and enjoy the full rights and benefits granted to Lender by this Agreement and each other agreement, instrument and document delivered to Lender in connection herewith.

Article 18

SECTION HEADINGS

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction of the Agreement nor are they to be taken into consideration in interpreting, this Agreement.

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Article 19

SURVIVAL OF AGREEMENTS

Except as herein provided, all agreements, representations and warranties made herein and in any statement delivered pursuant hereto, shall survive the execution and delivery of this Agreement or any of the Loan Documents, and shall continue in full force and effect until the indebtedness of Borrower under the Loan Documents has been paid in full.

Article 20

CONFIDENTIALITY

Except as required by federal securities law, NASDAQ, or other Approved Exchange where the Pledged Shares trade, (i) this Agreement and any other related documents are to kept confidential and are not to be reproduced in any manner whosoever for persons other than the parties hereto; (ii) each party agrees not to circumvent the legitimate interests of the other party and to maintain this transaction in strict confidentiality; (iii) each party agrees to maintain the confidentiality of any trade secrets, techniques, and contracts and contacts of the other party; and (iii) each party agrees not to engage in unauthorized communications (i.e. telephone calls, written inquiries, etc.) with the other party’s banks, insurers, contracting parties and contacts.

ARTICLE 21

PUBLICITY

The Borrower shall be entitled, without the prior approval of the Lender, to make any press release or other public disclosure (including any filings with the SEC) with respect to the Lender, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby as is required by applicable law and regulations so long as the Borrower consults with the Lender in connection with any such press release, SEC filing or other public disclosure at least one (1) Exchange Business Day prior to its release. The Lender must be provided with a copy thereof at least one (1) Exchange Business Day prior to any release or use by the Borrower thereof, and the Lender shall promptly respond or provide its suggestions to such press release, SEC filing or public disclosure. In the event that the Borrower makes or is required to make any statement not required by law or applicable regulations regarding the terms of this Agreement, the Lender shall have the right to approve before issuance, subject to the Lender promptly responding and/or providing changes and/or comments to, any press release, SEC filing or any other public disclosure made by or on behalf of the Borrower whatsoever with respect to, in any manner, the Lender, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby.

The Lender shall be entitled, without the prior approval of the Borrower, to make any press release or other public disclosure (including any filings with the SEC) with respect to the Lender, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby as is required by applicable law and regulations so long as the Borrower consults with the Lender in connection with any such press release, SEC filing or other public disclosure at least one (1) Exchange Business Day prior to its release. The Borrower must be provided with a copy thereof at least one (1) Exchange Business Day prior to any release or use by the Lender thereof, and the Borrower shall promptly respond or provide its suggestions to such press release, SEC filing or public disclosure. In the event that the Lender makes or is required to make any statement not required by law or applicable regulations regarding the terms of this Agreement, the Borrower shall have the right to approve before issuance, subject to the Borrower promptly responding and/or providing changes and/or comments to, any press release, SEC filing or any other public disclosure made by or on behalf of the Lender whatsoever with respect to, in any manner, the Lender, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby.

Article 22

NO RELIANCE

22.1          Each party will be deemed to represent to the other party on the date on which it enters into this Agreement that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary):

(a)                                 it is acting for its own account, and it has made its own independent decisions to enter into this Agreement and as to whether the transaction contemplated by this Agreement is appropriate or proper for it based upon its own judgment and upon advice from such advisors (including its tax, legal, accounting and regulatory advisors) as it has deemed necessary;

(b)                                 it is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the transaction contemplated by this Agreement, it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this transaction contemplated by this Agreement;

(c)                                  no communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of the transaction contemplated by this Agreement;

(d)                                 it is capable of assessing the merits of and evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the transaction contemplated by this Agreement; and

(e)                                  it is also capable of assuming, and assumes, the financial and other risks contemplated by this Agreement.

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Article 23

TRANSLATION OF AGREEMENTS

In the event that this Agreement is translated into a language other than English, such translation is intended to assist the Borrower in understanding the terms and conditions of this Agreement and is not intended, and shall not comprise, an enforceable Agreement. To the extent that any conflict exists between a translation of this Agreement and the English language version of this Agreement, the English language version shall prevail and be conclusive. All notices, communications or documents exchanged under this Agreement or delivered under it shall be in the English language or accompanied by an English translation of it.

Article 24

COUNTERPARTS; AMENDMENTS

24.1          This Agreement may be executed in counterparts, each of which shall be deemed an original.

24.2          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the parties.

(Remainder of page intentionally left blank.)

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Loan and Repurchase Agreement to be duly executed as of the day and year written below. It is specifically agreed and understood that this Agreement shall not be binding upon the parties until the date it is actually signed by the Lender, and that shall be the effective date of the Agreement.

BORROWER:

KINGOLD JEWELRY, INC.

Signed

Printed Name

Title

Date

LENDER:

EQUITIES FIRST HOLDINGS, LLC

Signed

Printed Name

Title

Date

28

EXHIBIT 1

29

10 West Market Street, Suite 3050

Indianapolis, IN 46204

(317) 429-3500

Closing Statement

_______________, 2012

Re:	Stock Loan and Repurchase Agreement (the "Agreement") by and between Kingold Jewelry, Inc. ("Borrower") and Equities First Holdings, LLC ("Lender")

To:	Kingold Jewelry, Inc.

15 Huangpu Science and Technology Park

Jiang'an District

Wuhan, Hubei Province 430023

China, P.R.

This comprises the Closing Statement referred to in the Agreement. Capitalized terms used but not defined herein shall have the meanings gives to such terms in the Agreement. No further or additional Closing Statement shall be provided with respect to the Term Loan set forth in the Agreement. The Closing Date of the Term Loan shall be ___________, 2012.

On ______________, 2012, you delivered and posted 600,000 shares of the Common Stock of Kingold Jewelry, Inc. (KGJI) to the Lender's Account pursuant to the Agreement. The average of the last sale price of Kingold Jewelry, Inc. (KGJI) on the preceding three consecutive Exchange Business Days ($____, $_____, and $_____) is $_____. The last sale price on the day before the stock is received and posted to the Lenders account was ($ ). The lower of those two prices is ($ ). Accordingly, and calculated based upon a 75% LTV, the loan proceeds to be distributed to Borrower on the Closing Date under the Agreement will be as follows:

Principal Amount of the Term Loan	$
Loan Origination Fee (4.5%)	$
Borrower Professional Fees	$
Net Loan Proceeds to Borrower	$

The Net Loan Proceeds will be transmitted to you on the Closing Date in accordance with the payment instructions provided in the Agreement. Specifically, to the following:

Bank/Institution Name: Signature Bank
ABA Routing Number: 026013576
Account Number:
Account Name: Kingold Jewelry, Inc.

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The first quarterly interest payment due under the Agreement will be due on December ___, 2012. Please ensure timely payment of this interest payment.

Equities First Holdings LLC appreciates your business and please do not hesitate to contact us at any time should you have any questions or concerns.

LENDER:

EQUITIES FIRST HOLDINGS, LLC

Signed

Printed Name

Title

Date

BORROWER:

KINGOLD JEWELRY, INC.

Signed

Printed Name

Title

Date

31

EXHIBIT 2

TRANCHE LOAN AGREEMENT #__

Reference is made to the Agreement, dated as of October _, 2012 by and between Kingold Jewelry, Inc. having an address of 15 Huangpu Science and Technology Park, Jiang'an District, Wuhan, Hubei Province, 430023, China, P.R. (the “Borrower”) and Equities First Holdings, LLC, a Delaware limited liability company having a place of business at 10 West Market Street, Suite 3050, Indianapolis, IN 46204 (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Agreement.

The Borrower and Lender hereby agree as follows:

1)          That each has elected to proceed with a new additional loan transaction collateralized by additional shares of the same security as contemplated by Section 2.1(b) of the Agreement;

2)          That each agrees to hereby incorporate by reference the Agreement into this Tranche Loan Agreement so as to contain the full terms and conditions of their mutual agreement substituting only the following new terms in the Agreement: Section 2.4, regarding a new agreed upon number of Pledged Shares:

i)          the number of Pledged Shares shall be ___________;

3)          That each agrees this Tranche Loan Agreement is a new loan and the effective dates in the Agreement shall be reset and commence from the final full execution date of the last signature of this Tranche Loan Agreement;

4)          That the representations of the Lender set forth in Article 6 are true and correct in all material respects as of the date hereof.

BORROWER:	LENDER:

KINGOLD JEWELRY, INC.	EQUITIES FIRST HOLDINGS, LLC

Signed	Signed

Printed Name	Printed Name

Title	Title

Date	Date

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EXHIBIT 4

LENDER’S SECTION 13.7 CONFIRMATION

33

10 West Market Street, Suite 3050

Indianapolis, IN 46204

(317) 429-3500

Dated: __________________

Re:	Notice by Equities First Holdings, LLC ("Lender") to Kingold Jewelry, Inc. ("Borrower") Pursuant to Section 13.7 of the Stock Loan and Repurchase Agreement (the "Agreement") by and between Borrower and Lender

To:	Kingold Jewelry, Inc.

15 Huangpu Science and Technology Park

Jiang'an District

Wuhan, Hubei Province 430023

China, P.R.

Capitalized terms used but not otherwise defined herein shall have the meaning assigned thereto in the Agreement.

Pursuant to Section 13.7 of the Agreement, Lender confirms that the Loan Principal Amount outstanding as of [quarterly or year-end reporting date] is $____________ and is comprised of the following Tranche Loans: [The tranche amount, issue date, maturity date, and # of Pledged Shares will be listed].

The stated Term Loan interest rate is four (4%) percent and amounted to $____ during the period of ____ [the financial reporting period will be identified] with and accrued but unpaid amount of $_____ as of [reporting period end].

The each Term Loan are collateralized by the Common Stock of Borrower Lender and Lender acknowledges that it may take any and all actions with respect to the Pledged Shares in its sole and absolute discretion, as provided in the Agreement. Lender further acknowledges that it has the intent and ability to return the outstanding Pledged Shares to Borrower upon maturity or early termination of each Term Loan. To the extent such Pledged Shares have been sold or otherwise not immediately available to Lender, Lender has available liquidity and financial wherewithal to purchase or otherwise acquire such shares of Common Stock of Borrower and provide them to Borrower per the terms of the Agreement.

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Lender confirms the foregoing by signing and dating this letter, and acknowledges that Borrower is relying on this information as complete and accurate in connection with Borrower’s quarterly and annual filings with the SEC.

LENDER:

EQUITIES FIRST HOLDINGS, LLC

Signed

Printed Name

Title

35